UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2014
__________________
SCIO DIAMOND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)
__________________

Nevada	000-54529	45-3849662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC		29601
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (864) 751-4880

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
Between July 17, 2014 and November 10, 2014, Scio Diamond Technology Corporation (the “Company”) sold 2,605,832 shares of the Company’s Common Stock, par value $.001 per share, at a price of $0.30 per share in exchange for total proceeds of $781,750.  No commissions or underwriting discounts were paid in connection with the sale of the shares.
The shares were sold in reliance on an exemption from registration provided by Section 4(a)(2) and Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The Company’s reliance on Rule 506(b) is based on the following facts: each of the investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the shares to the investors; and the shares will be issued as restricted securities.
The Company has used, and plans to use, the proceeds of the offering to pay general operating expenses and fund continuing working capital needs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
SCIO DIAMOND TECHNOLOGY CORPORATION
(Registrant)

Date: November 13, 2014	By:	/s/ Gerald McGuire
Gerald McGuire
President and Chief Executive Officer